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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders 3TEC Energy Corporation:

     We consent to the use of our report dated March 16, 2001, with respect to the consolidated balance sheets of 3TEC Energy Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                         KPMG LLP

                                         /s/ KPMG LLP
                                         ________________________

Houston, Texas
October 25, 2001